CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Global X Funds of our report dated December 24, 2020, relating to the financial statements and financial highlights, which appears in Global X MSCI Norway ETF’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm", "Financial Highlights", and “Other Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 25, 2021